Exhibit 99.13

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                                     NELNET

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           Compliance Audits (Attestation Engagements) For Lenders and
   Lender Servicers Participating in the Federal Family Education Loan Program


                          Year Ended December 31, 2004

                                     NELNET


                                TABLE OF CONTENTS




                                                                        PAGE

Independent Accountants' Report                                            1

Nelnet Statement of Compliance                                             3


APPENDIX

A    Background                                                            6

B    Listing of Lenders Covered by Compliance Attestation                  7

                         INDEPENDENT ACCOUNTANTS' REPORT



The Board of Directors
Nelnet, Inc.:

We have examined management's assertions, included in its representation letter dated January 14, 2005 that Nelnet, Inc. (Nelnet) complied with the following compliance requirements specified in the Audit Guide, COMPLIANCE AUDITS (ATTESTATION ENGAGEMENTS) FOR LENDERS AND LENDER SERVICERS PARTICIPATING IN THE FEDERAL FAMILY EDUCATION LOAN PROGRAM (the Guide), issued by the U.S. Department of Education, Office of the Inspector General, dated December 1996, relative to Nelnet's administration of the Federal Family Education Loan Program on behalf of its lender clients during the year ended December 31, 2004 and that Nelnet maintained effective internal control over compliance with the aforementioned compliance requirements as of December 31, 2004:

o       Support for LaRS (formerly known as the ED Form 799)
o       Loan Documentation
o       Calculation of Loan Origination Fees
o       Interest Benefits--Eligibility, Proper Rate and Proper Calculations
o Special Allowance Payments--Eligibility and Proper Calculation of Average Daily Balances
o       Accurate Loan Principal Balances
o       Reporting of Sales, Purchases and Transfers
o       Recording of Student Status Changes
o       Payment Processing
o       Due Diligence in the Collection of Loans
o       Timely Filing of Claims
o       Curing Due Diligence/Timely Filing Violations

As discussed in that representation letter, management is responsible for Nelnet's compliance with--and the effectiveness of Nelnet's internal control over compliance with--those requirements. Our responsibility is to express an opinion on management's assertions about Nelnet's compliance with--and the effectiveness of Nelnet's internal control over compliance with--the specified compliance requirements based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, GOVERNMENT AUDITING STANDARDS, issued by the Comptroller General of the United States, and the Guide and, accordingly, included examining, on a test basis, evidence about Nelnet's compliance with those requirements; obtaining an understanding of the internal control over compliance with the specified compliance requirements, testing, and evaluating the design and operating effectiveness of the internal control; and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Nelnet's compliance with specified requirements.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projections of any evaluation of the internal control over compliance with the specified requirements to future periods are subject to the risk that internal control over compliance may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

In our opinion, management's assertions that Nelnet complied with the aforementioned compliance requirements for the year ended December 31, 2004 is fairly stated, in all material respects. Also in our opinion, management's assertion that Nelnet maintained effective internal control over compliance with the aforementioned compliance requirements as of December 31, 2004, is fairly stated, in all material respects, based upon criteria established in INTERNAL CONTROL-INTEGRATED FRAMEWORK issued by the Committee of Sponsoring Organizations of the Treadway Commission.

This report is intended solely for the information and use of the audit committee and management of Nelnet, lender clients, and the U.S. Department of Education, and is not intended to be, and should not be, used by anyone other than these specified parties.



/s/ KPMG LLP

January 14, 2005

         REPORT ON MANAGEMENT'S ASSERTIONS ON COMPLIANCE WITH SPECIFIED
               FEDERAL FAMILY EDUCATION LOAN PROGRAM REQUIREMENTS



We, as members of Nelnet, Inc. (Nelnet) are responsible for complying with the requirements of the Federal Family Education Loan (FFEL) Program. We are responsible for and we have established and maintained an effective internal control structure over FFEL Program requirements. We have performed an evaluation of Nelnet's compliance with the following requirements of the FFEL Program during the year ended December 31, 2004. Based on this evaluation, we assert that during the year ended December 31, 2004, Nelnet has materially complied with the FFEL Program requirements below relative to those services provided to our clients.

o The loan information (loan types, interest rate, beginning and ending principal loan balances), and loan status (past due, in grace, in deferment) reported in Parts I, II, III, IV, and V of either the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended December 31, 2004 agrees with Nelnet's summary records/ledger and as of December 31, 2004, Nelnet had effective internal control over compliance with the requirements that such information be in agreement.

o Nelnet supported loans reported in either the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended December 31, 2004 with--and as of December 31, 2004, Nelnet had effective internal control over compliance requirements for supporting loans with--loan records that include all applicable documents listed in
     Section II, Compliance Requirements 2, of the Audit Guide that our lender clients have contracted with Nelnet to store.

o During the year ended December 31, 2004, Nelnet completely reported, classified and computed, in accordance with LaRS instructions--and as of December 31, 2004, Nelnet had effective internal control over compliance with LaRS instructions for classifying and computing--the loan origination information reported in Part I in either the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients.

     Although Nelnet prepared LaRS billing information for our lender clients, each individual lender client will have to make their own assertion regarding compliance with requirements for payment to ED of origination fees in excess of interest and special allowance.

o Loans included in Part II of either the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended December 31, 2004 were--and as of December 31, 2004, Nelnet had effective internal control over compliance with requirements that loans are
     (1) in a status eligible for interest benefits, (2) assigned the correct interest rate in accordance with Section 427A(a)-(i) of the HEA, as amended, and (3) classified in the correct interest rate category in accordance with LaRS instructions. Ending principal amounts, average daily balances, and interest amounts were calculated in accordance with--and as of December 31, 2004, Nelnet had effective internal controls over compliance with requirements for calculation in accordance with--the LaRS instructions.

o Loans included in Part III of either the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended December 31, 2004 were--and as of December 31, 2004, Nelnet had effective internal control over compliance with requirements that loans are--(1) in a status eligible for special allowance and (2) properly categorized on the LaRS in accordance with the LaRS instructions. Ending principal balances, average daily balances, and adjustments for differences in average daily balances were calculated in accordance with--and as of December 31, 2004, Nelnet had effective internal controls over compliance with requirements for calculation in accordance with--the LaRS instructions.

o In Parts IV and V of the LaRS prepared by Nelnet and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients during the year ended December 31, 2004, Nelnet properly classified and accurately reported--and as of December 31, 2004, Nelnet had effective internal control over compliance with requirements to properly classify and report--loan principal balances in accordance with the LaRS instructions and included all outstanding loans (except those for which the guaranty was voided are not included in Part VI.)

o Loan purchases and sales made on behalf of our lender clients during the year ended December 31, 2004 were recorded by Nelnet in accordance with--and as of December 31, 2004, Nelnet had effective internal control over compliance for recording loan purchases/sales in accordance with (identify the applicable documents such as purchase/sales agreements or the instructions lender provided to Nelnet) with respect to the start/end date of eligibility for interest, special allowance and responsibility for payment of loan origination fees. During the year ended December 31, 2004, Nelnet recorded completely and accurately in the servicer's loan servicing systems--and as of December 31, 2004, Nelnet had effective internal control over compliance with requirements to record completely and accurately in the servicer's loan servicing systems--all applicable LaRS loan data for loans transferred, including beginning balances.

     Although Nelnet prepared LaRS billing information for our lender clients, each individual lender client will have to make their own assertion regarding compliance with requirements for payment to ED of origination fees in excess of interest and special allowance.

o Upon receipt of Student Status Confirmation Reports or other notification of change information for loans serviced during the year ended December 31, 2004, Nelnet accurately updated--and as of December 31, 2004, Nelnet had effective internal control over compliance with requirements to accurately update--loan records for changes to student status, including conversion to repayment status in accordance with 34 CFR 682.401(b)(20) and 34 CFR 682.209, respectively.

o For loans serviced during the year ended December 31, 2004, Nelnet: (a) calculated--and as of December 31, 2004, Nelnet had effective internal control over compliance with requirements to calculate--interest and principal in accordance with 34 CFR 682.304 and (b) applied--and as of December 31, 2004, Nelnet had effective internal control over compliance with requirements to apply (i) loan payments effective with the day of receipt and (ii) prepayments in accordance with 34 CFR 682.209 or the documented specific request of the borrower.

o For loans serviced during the year ended December 31, 2004, Nelnet complied with--and as of December 31, 2004, Nelnet had effective internal control over compliance with--the due diligence requirements for collection of delinquent loans, including the requirements for skip-tracing or pre-claims assistance set forth in 34 CFR 682.411 (c)-(m).

o For loans serviced during the year ended December 31, 2004, Nelnet complied with--and as of December 31, 2004, Nelnet had effective internal control over compliance with--deadlines for timely filing of claims with the guaranty agency concerning death, disability, false certification, closed schools, or bankruptcy contained in 34 CFR 682.402(b), (c), (d), (e), (f) and (g) for default claims contained in 34 CFR 682.406(a)(5). For loans serviced during the year ended December 31, 2004, Nelnet accurately categorized--and as of December 31, 2004, Nelnet had effective internal control over compliance with requirements for accurately categorizing--amounts pertaining to claims in the LaRS.

o For loans with timely-filing violations or due diligence violations that were cured during the year ended December 31, 2004, Nelnet documented that it performed--and, as of December 31, 2004, Nelnet had effective internal control over compliance with requirements to perform--cure procedures required by 34 CFR 682 Appendix D [Bulletin 88-G-138]. For loans on which a cure was required but that were not cured during the year ended December 31, 2004, Nelnet properly categorized--and, as of December 31, 2004, Nelnet had effective internal control over compliance with the requirements to properly categorize the loans in the LaRS prepared and submitted to ED on behalf of our lender clients or the billing information prepared by Nelnet and submitted to our lender clients.



Very Truly Yours,

Nelnet, Inc.


/s/ Mike Dunlap                             /s/ Terry Heimes
------------------------------              -------------------------------
Mike Dunlap                                 Terry Heimes
CHAIRMAN AND CO-CEO                         CHIEF FINANCIAL OFFICER




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


                                   APPENDIX A

                                   Background


     The Higher Education Act of 1965 (HEA), as amended, requires each lender, as defined in section 428(b)(1)(U) of the HEA, participating in the Federal Family Education Loan (FFEL) Program to obtain a compliance attestation of its FFEL Program. These compliance attestations are performed in accordance with the AICPA's Professional Standards for Attestation Engagements (SSAE) No. 10, Section 800, the general fieldwork and reporting standards in GOVERNMENT AUDITING STANDARDS, issued by the Comptroller General of the United States; and the Audit Guide, COMPLIANCE AUDITS (ATTESTATION ENGAGEMENTS) FOR LENDERS AND LENDER SERVICERS PARTICIPATING IN THE FEDERAL FAMILY EDUCATION LOAN PROGRAM (the Guide) issued by the U.S. Department of Education, Office of Inspector General, dated December 1996.

     Lenders using a third-party service organization(s) to service all or part of its FFEL Program loan portfolio may not be able to make all of the assertions required in Section II of the Audit Guide. In those situations, the Department of Education will accept, as meeting the lender audit requirement, an independent accountants' report based upon an "alternative or combined" engagement as defined in Section III of the Audit Guide. The lender must obtain from the service organization an audit/attestation report that meets the requirements described in Section III of the Audit Guide.

     The independent accountants' report(s) must include their opinion with respect to the service organization's compliance with the specified requirements in Section II of the Audit Guide pertaining to functions carried out by the servicing organization.

     Nelnet, Inc. (Nelnet) is a for profit third-party student loan servicing organization responsible for the proper and timely performance of many aspects of student loan processing. Nelnet operates servicing centers in Denver, CO; Jacksonville, FL; Indianapolis, IN; and Lincoln, NE. The primary services provided to the loan holders by Nelnet are:

     o accepting loan origination and disbursement information on new and existing borrowers;

     o processing of general borrower correspondence, forbearance and deferment requests and borrower status changes;

     o receiving and tracking original, imaged or electronic loan documentation;

     o maintaining borrower demographic information while the student is in school, billing accrued interest to the appropriate parties, and combining multiple loans where appropriate;

     o processing borrower loans through the grace period, placing the loans into repayment and calculating monthly payment amounts; and;

     o applying loan payments, calculating delinquency periods, collection activities, claim processing on defaulted loans and cure procedures for defaulted loans rejected by the guarantor.

     The functions described above provide a basis for Nelnet to prepare information for the quarterly Lender's Interest and Special Allowance Request and Reports--LaRS.

     The lender ID's covered by this report are included in Appendix B.


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


                                   APPENDIX B
              LISTING OF LENDERS COVERED BY COMPLIANCE ATTESTATION

  203760      802828      805974     811949      823065      828067     830628      833212
  213760      802843      805997     812211      823185      828141     830631      833214
  231455      802965      806078     812265      823296      828148     830772      833220
  233580      802983      806126     813133      823299      828259     830796      833271
  313760      802995      806208     813169      823546      828295     830868      833273
  331300      803000      806361     813285      823817      828375     830953      833294
  421623      803017      806400     813760      823964      828478     830974      833305
  428577      803128      806595     814392      824004      828564     830977      833310
  430628      803238      806773     815502      824060      828577     831008      833325
  508471      803258      807418     815657      824072      828634     831149      833361
  521623      803264      807669     815678      824135      828728     831213      833452
  528577      803266      807743     815897      824289      828785     831299      833456
  530604      803342      807806     815979      824327      828793     831300      833457
  530868      803348      808036     816298      824335      828875     831419      833471
  531300      803359      808047     816799      824397      829005     831455      833487
  605156      803408      808134     817408      824495      829030     831484      833495
  605974      803414      808173     817409      824504      829077     831593      833500
  607743      803447      808217     817411      824573      829167     831692      833501
  608036      803488      808238     817420      824690      829191     831819      833580
  608543      803508      808258     817516      824800      829223     831836      833585
  610755      803516      808260     817729      825033      829262     831846      833610
  611353      803533      808316     818313      825310      829302     831870      833659
  619628      803547      808426     819524      825323      829366     831970      833669
  620682      803557      808441     819628      825495      829394     832036      833670
  622660      803588      808471     819648      825585      829458     832057      833674
  630868      803606      808543     819824      825641      829464     832198      833702
  631300      803608      808606     819922      826087      829489     832339      833733
  631484      803631      808628     819931      826140      829565     832347      833741
  633820      803634      808662     820198      826212      829626     832398      833806
  633832      803645      808711     820334      826351      829650     832415      833817
  700030      803654      808863     820393      826442      829691     832445      833820
  700121      803670      808874     820622      826509      829704     832500      833821
  705147      803672      808877     820682      826625      829717     832502      833832
  713760      803694      808888     820685      826710      829763     832584      833872
  724690      803709      808896     820937      826717      829769     832710      833881
  728577      803758      808936     820967      826730      830111     832775      833873
  732775      803799      808942     821024      826757      830186     832934      833892
  733135      803909      808959     821449      826865      830227     832998      833895
  800241      804283      809063     821471      826943      830248     833005      833934
  800802      804456      809479     821623      826947      830288     833032      833953
  801890      804575      809678     821666      826953      830293     833051      834036
  801891      804860      809685     821806      826978      830309     833074      834078
  801894      804868      810007     821830      827192      830343     833078      834097
  801935      804959      810086     822022      827231      830372     833079      834100
  801943      805041      810088     822046      827511      830427     833088      834133
  801947      805147      810123     822243      827537      830469     833093      834148
  801953      805178      810148     822366      827603      830513     833101      888884
  802285      805317      810240     822384      827610      830525     833135      888886
  802301      805593      810470     822660      827735      830529     833174      899980
  802330      805806      810509     822671      827800      830547     833189      899982
  802560      805849      810755     822745      827855      830549     833205      899988
  802759      805923      811077     822908      827866      830617     833207      999712
  802794      805943      811353     822927      827954      830624     833211      999990



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